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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 dated July 24, 2001) and related Prospectus of Toreador Resources Corporation for the registration of 280,900 shares of its common stock and to the incorporation by reference therein of our report dated March 23, 2001, with respect to the consolidated financial statements of Toreador Resources Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP
                                                   ----------------------------
                                                   ERNST & YOUNG LLP

       July 24, 2001